Filed pursuant to Rule 424(b)(3) and Rule 424(c)
                                                     Registration No. 333-132864


PROSPECTUS SUPPLEMENT NO. 2


                              MacroChem Corporation

                        21,463,002 Shares of Common Stock


     This prospectus supplement amends the prospectus dated April 18, 2006 related to common stock that may be sold by the selling security holders upon the conversion of our Series C Cumulative Convertible Preferred Stock or upon the exercise of warrants to include information related to the financial condition and the results of operations of MacroChem Corporation as of and for the quarter ended June 30, 2006.

     This prospectus supplement should be read in conjunction with the prospectus dated April 18, 2006 and Prospectus Supplement No. 1 dated August 15, 2006, which are to be delivered with this prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.







                                 August 25, 2006

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   Form 10-Q/A
                                (Amendment No. 1)


(Mark One)
[X]                  QUARTERLY REPORT PURSUANT TO SECTION 13
                     OR 15(d) OF THE SECURITIES EXCHANGE ACT
                                     OF 1934
                  For the quarterly period ended June 30, 2006
                                       or

[  ]          TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                   For the Transition Period from ____ to ____

                         Commission file number 0-13634

                              MACROCHEM CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                         04-2744744
  (State or Other Jurisdiction                           (I.R.S. Employer
of Incorporation or Organization)                       Identification No.)

      40 WASHINGTON STREET, SUITE 220, WELLESLEY HILLS, MASSACHUSETTS 02481
               (Address of principal executive offices, Zip Code)

                                  781-489-7310
              (Registrant's telephone number, including area code)

     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.
Yes X No

     Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of "accelerated filer and large accelerated filer" in Rule 12b-2 of the Exchange Act.
Large accelerated filer         Accelerated filer       Non-accelerated filer X

     Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).
Yes  No X

     Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.

          Class                                 OUTSTANDING AT AUGUST 4, 2006:
----------------------------                    ------------------------------
Common Stock, $.01 par value                                1,497,751

                              MACROCHEM CORPORATION

                               INDEX TO FORM 10-Q


                                                                PAGE NUMBER
PART I   FINANCIAL INFORMATION

Item 1   Financial Statements

            Condensed Balance Sheets
            June 30, 2006 (Unaudited) and December 31, 2005         3

            Condensed Statements of Operations for the
            Three and Six Months Ended June 30, 2006
            and 2005 (Unaudited)                                    4

            Condensed Statements of Cash Flows for the
            Six Months Ended June 30, 2006
            and 2005 (Unaudited)                                   5-6

            Notes to Unaudited Condensed Financial
            Statements                                             7-14


PART II  OTHER INFORMATION

Item 6   Exhibits                                                  15

SIGNATURES                                                         16

EXHIBIT INDEX                                                      17

ITEM 1.  FINANCIAL STATEMENTS

                              MACROCHEM CORPORATION
                            CONDENSED BALANCE SHEETS


                                                                             JUNE 30,         DECEMBER 31,
                                                                               2006              2005
                                                                            ---------         -----------
                                                                           (Unaudited)
ASSETS
Current assets:
      Cash and cash equivalents                                           $    692,274      $  3,023,436
      Short-term investments                                                 5,835,353               ---
      Prepaid expenses and other current assets                                309,991           106,761
                                                                           -----------         ---------
          Total current assets                                               6,837,618         3,130,197

Property and equipment, net                                                     50,016            72,203

Patents, net                                                                   589,953           579,053
                                                                           -----------       -----------
Total assets                                                              $  7,477,587      $  3,781,453
                                                                           ===========       ===========
LIABILITIES
Current liabilities:
      Accounts payable                                                    $     56,296      $    125,478
      Accrued expenses and other liabilities                                   308,125           249,552
                                                                           -----------       -----------
          Total current liabilities                                            364,421           375,030

Warrants liability (Note 5)                                                  2,152,308         1,620,778
                                                                           -----------       -----------
Total liabilities                                                            2,516,729         1,995,808

Commitments and contingencies (Note 3)

Preferred stock, $.01 par value, 6,000,000 shares authorized, 823.95 and 250 shares Series C Convertible issued and outstanding at
     June 30, 2006 and December 31, 2005, respectively (Note 5)                341,496           330,243
                                                                           -----------       -----------
                                                                               341,496           330,243

STOCKHOLDERS' EQUITY
Common stock, $.01 par value, 100,000,000 shares authorized; 1,358,242 and
      997,438 shares issued at June 30, 2006 and December 31, 2005,
      respectively                                                              13,583             9,974
Additional paid-in capital                                                  85,436,650        84,089,530
Accumulated deficit                                                        (80,771,761)      (82,584,992)
Less treasury stock, at cost, 529 shares at June 30, 2006 and December
      31, 2005                                                                 (59,110)          (59,110)
                                                                           -----------       -----------
Total stockholders' equity                                                   4,619,362         1,455,402
                                                                           -----------       -----------
Total liabilities and stockholders' equity                                $  7,477,587      $  3,781,453
                                                                           ===========       ===========

The accompanying notes are an integral part of these unaudited condensed financial statements.

                              MACROCHEM CORPORATION
                     CONDENSED STATEMENTS OF OPERATIONS
            For the three and six months ended June 30, 2006 and 2005
                                   (Unaudited)

                                                    FOR THE THREE MONTHS ENDED JUNE 30,       FOR THE SIX MONTHS ENDED JUNE 30,
                                                           2006            2005                      2006             2005

OPERATING EXPENSES:
     Research and development                        $    90,243      $   739,008                $   156,225      $ 1,769,068
     Marketing, general and administrative               976,560          809,280                  2,117,687        1,644,278
                                                       ---------        ---------                  ---------        ---------
         TOTAL OPERATING EXPENSES                      1,066,803        1,548,288                  2,273,912        3,413,346
                                                       ---------        ---------                  ---------        ---------
LOSS FROM OPERATIONS                                  (1,066,803)      (1,548,288)                (2,273,912)      (3,413,346)
                                                       ---------        ---------                  ---------        ---------

OTHER INCOME:
     Interest income                                      73,410           21,942                    119,152           45,460
     Gain on change in value of warrant liability      4,892,565              ---                  4,313,068              ---
                                                       ---------        ---------                  ---------        ---------
         TOTAL OTHER INCOME
           (NOTE 5)                                    4,965,975           21,942                  4,432,220           45,460
                                                       ---------        ---------                  ---------        ---------
NET INCOME OR (LOSS)                                 $ 3,899,172      $(1,526,346)               $ 2,158,308      $(3,367,886)
                                                       =========        =========                  =========        =========
BENEFICIAL CONVERSION FEATURE
     (NOTE 5)                                                ---              ---                    (11,895)             ---

DIVIDEND ON SERIES C CUMULATIVE
     PREFERRED STOCK                                    (205,424)             ---                   (345,076)             ---
                                                       =========        =========                  =========        =========
NET INCOME OR (LOSS)
     ATTRIBUTABLE TO COMMON
     STOCKHOLDERS                                    $ 3,693,748      $(1,526,346)               $ 1,801,337      $(3,367,886)
                                                       =========        =========                  =========        =========
BASIC NET INCOME OR (LOSS)
     PER COMMON SHARE                                $      3.39      $     (1.56)               $      1.73      $     (3.54)
                                                       =========        =========                  =========        =========
DILUTED NET INCOME OR (LOSS)
     PER COMMON SHARE                                $      3.39      $     (1.56)               $       .28      $     (3.54)
                                                       =========        =========                  =========        =========
WEIGHTED AVERAGE SHARES USED
     TO COMPUTE BASIC NET
     INCOME OR (LOSS) PER COMMON
     SHARE                                             1,089,441          977,478                  1,043,969          951,291
                                                       =========        =========                  =========        =========

WEIGHTED AVERAGE SHARES USED
     TO COMPUTE DILUTED NET
     INCOME OR (LOSS) PER COMMON
     SHARE                                             1,089,441          977,478                  7,677,391          951,291
                                                       =========        =========                  =========        =========


The accompanying notes are an integral part of these unaudited condensed financial statements.

                              MACROCHEM CORPORATION
                       CONDENSED STATEMENTS OF CASH FLOWS
                 For the six months ended June 30, 2006 and 2005
                                   (Unaudited)

                                                                      FOR THE SIX MONTHS ENDED JUNE 30,
                                                                          2006                2005

CASH FLOWS FROM OPERATING ACTIVITIES
     Net income or (loss)                                             $ 2,158,308         $(3,367,886)
     Adjustments to reconcile net income or loss to net cash
       used by operating activities:
         Depreciation and amortization                                     47,455              73,908
         Stock-based compensation                                         674,597                 ---
         401(k) contributions in company common stock                         ---              15,610
         Deferred rent                                                        ---              (5,509)
         (Gain) on change in value of warrant liability                (4,313,068)                ---
     Change in assets and liabilities:
         Prepaid expenses and other current assets                       (203,230)            (51,146)
         Accounts payable and accrued expenses                            (10,609)            110,739
                                                                        ---------           ---------
Net cash used in operating activities                                  (1,646,547)         (3,445,762)
                                                                        ---------           ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of short-term investments                               (5,835,354)            (14,522)
     Expenditures for property and equipment                                 (436)            (14,372)
     Additions to patents                                                 (35,733)            (50,365)
                                                                        ---------           ---------
Net cash provided by investing activities                              (5,871,523)            (79,259)
                                                                        ---------           ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net proceeds from issuance of Series C Cumulative
       Convertible Preferred Stock and Warrants                         5,186,908                 ---
     Proceeds from sale of common stock (net of legal and
        Financial costs)                                                      ---             679,505
     Proceeds from exercise of warrants                                       ---              87,500
                                                                        ---------           ---------
Net cash provided by financing activities                               5,186,908             767,005
                                                                        ---------           ---------
Net change in cash and cash equivalents                                (2,331,162)         (2,758,008)
Cash and cash equivalents at beginning of period                        3,023,436           4,888,868
                                                                        ---------           ---------
Cash and cash equivalents at end of period                            $   692,274         $ 2,130,860
                                                                       ==========           =========

The accompanying notes are an integral part of these unaudited condensed financial statements.


                                                                    (Continued)

                              MACROCHEM CORPORATION
                      STATEMENTS OF CASH FLOWS (CONTINUED)


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

The Company did not pay any cash for interest expense or income taxes during the six-month periods ended June 30, 2006 and 2005.

In February of 2006, the Company issued warrants for the purchase of approximately 548,095 shares of its Common Stock to the designees of the placement agent in connection with the sale of Series C Cumulative Convertible Preferred Stock. The warrants were valued using the Black Scholes model at $330,415 and are recorded as a non-cash issuance cost.

The accompanying notes are an integral part of these unaudited condensed financial statements.

                              MACROCHEM CORPORATION
                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

     All references to share amounts, share prices and per share data in the Unaudited Condensed Financial Statements and these accompanying Notes reflect both the 1-for-7 reverse stock split effected on December 30, 2005 and the 1-for-6 reverse stock split effected on February 9, 2006. Accordingly, where appropriate, share amounts, share prices and per share data have been adjusted to give retroactive effect to the reverse splits.

(1) BASIS OF PRESENTATION AND OPERATIONS The financial statements included herein have been prepared by MacroChem Corporation ("MacroChem" or the "Company") without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows of the Company at the dates and for the periods indicated. The unaudited condensed financial statements included herein should be read in conjunction with the audited financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

     The Company has been engaged primarily in research and development since its inception in 1981 and has derived limited revenues from the commercial sale of its products, licensing of certain technology and feasibility studies. The Company has had no revenues relating to the sale of any products currently under development. The Company has incurred net losses every year since its inception and the Company anticipates that losses will continue for the foreseeable future. At June 30, 2006, the Company's accumulated deficit was $80,771,761. At June 30, 2006, the Company believes that its existing cash and cash equivalents are sufficient to fund operations under the Company's operating plan for at least the next twelve months. The Company's ability to continue operations after its current capital resources are exhausted depends on its ability to obtain additional financing and achieve profitable operations, as to which no assurances can be given. The Company's cash requirements may vary materially from those now planned because of changes in the focus and direction of its research and development programs, competitive and technical advances, patent developments or other developments.

     The Company organizes itself as one segment reporting to the chief executive officer. Products and services consist primarily of research and development activities in the pharmaceutical industry.

     The results disclosed in the Statement of Operations for the six months ended June 30, 2006 are not necessarily indicative of the results to be expected for the full year.

(2)  STOCK BASED COMPENSATION

     STOCK INCENTIVE PLANS

     The Company has granted options to purchase the Company's common stock to employees and directors under various stock incentive plans. Under the plans, employees and non-employee directors are eligible to receive awards of various forms of equity-based incentive compensation, including stock options, restricted stock, and performance awards, among others. The plans are administered by the Board of Directors or the Compensation Committee of the Board of Directors, which determine the terms of the awards granted. Stock options are generally granted with an exercise price equal to the market value of a share of common stock on the date of grant, have a term of ten years or less, and vest over terms of two to three years from the date of grant.

     ADOPTION OF SFAS 123(R)

     Prior to January 1, 2006, the Company accounted for stock-based compensation issued to employees using the intrinsic value method, which follows the recognition and measurement principles of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and Financial Accounting Standards Board ("FASB") Interpretation ("FIN") No. 44, "Accounting for Certain Transactions Involving Stock Compensation." Generally, no stock-based employee compensation cost related to stock options was reflected in net income, as all options granted under stock-based compensation plans had an exercise price equal to the market value of the underlying common stock on the grant date. Compensation cost related to restricted stock units granted to non-employee directors and certain key employees was reflected in net loss as services were rendered.

     On January 1, 2006, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 123(R), "Share-Based Payment," using the modified prospective method, which requires measurement of compensation cost for all stock awards at fair value on the date of grant and recognition of compensation over the requisite service period for awards expected to vest. The fair value of stock options is estimated using the Black-Scholes valuation model, and the fair value of restricted stock units is determined based on the number of shares granted and the quoted price of the Company's common stock on the date of grant. Such value is recognized as expense over the requisite service period, net of estimated forfeitures, using the straight-line attribution method. The estimate of awards that will ultimately vest requires significant judgment, and to the extent actual results or updated estimates differ from the Company's current estimates, such amounts will be recorded as a cumulative adjustment in the period estimates are revised. The Company considers many factors when estimating expected forfeitures, including types of awards, employee class and historical employee attrition rates. Actual results, and future changes in estimates, may differ substantially from the Company's current estimates.

     On March 29, 2005, the Securities and Exchange Commission ("SEC") published Staff Accounting Bulletin ("SAB") No. 107, which provides the Staff's views on a variety of matters relating to stock-based payments. SAB No. 107 requires that stock-based compensation be classified in the same expense line items as cash compensation. The Company has classified stock-based compensation during the six months ended June 30, 2006 within the same operating expense line items as cash compensation paid to employees.

     Stock-based compensation expense under SFAS No. 123(R) was $216,640 and $674,597 during the three and six months ended June 30, 2006, respectively. As a result of adopting SFAS No. 123(R) on January 1, 2006, the Company's income from operations and income for the three and six months ended June 30, 2006 were $216,640 and $674,597, respectively, lower than if it had continued to account for share-based compensation using the intrinsic method of accounting. Basic income per share would have been $3.59 and $2.37 if the Company had not adopted SFAS No. 123(R), compared to the reported basic income per share of $3.39 and $1.73 for the three and six months ended June 30, 2006, respectively. Diluted income per share would have been $3.59 and $.37 if the Company had not adopted SFAS No. 123(R), compared to the reported diluted income per share of $3.39 and $.28 for the three and six months ended June 30, 2006, respectively. The incremental impact of SFAS No. 123(R) during the three and six months ended June 30, 2006 represents stock-based compensation expense related to stock options.

     VALUATION ASSUMPTIONS FOR STOCK OPTIONS

     The fair value of stock options granted during the three and six months ended June 30, 2006 and 2005 was estimated using the Black-Scholes option-pricing model with the following assumptions:

                                                                THREE AND SIX MONTHS ENDED
                                                                         JUNE 30,
                                                                  2006              2005

         Risk-free interest rate                                  4.72%             4.25%
         Expected life of option grants                          6 years           6 years
         Expected volatility of underlying stock                  102%               93%
         Expected dividend payment rate, as a percentage of
             the stock price on the date of grant                 ---                ---

     The dividend yield assumption is based on the Company's history and expectation of future dividend payouts. The expected volatility is based on a combination of the Company's historical stock price and implied volatility. The risk-free interest rate assumption is based upon the U.S. Treasury yield curve in effect at the time of grant for periods corresponding with the expected life of the option. The expected life of employee stock options represents the weighted-average period the stock options are expected to remain outstanding.

     PRO FORMA INFORMATION FOR PERIOD PRIOR TO SFAS 123(R) ADOPTION

     In accordance with FAS 123(R), the Company adopted the provisions of FAS 123(R) at January 1, 2006 using the modified prospective approach. Under this method, prior periods are not restated. Had the Company previously recognized compensation costs as prescribed by FAS 123, previously reported net loss, basic earnings per share and diluted earnings per share would have changed to the pro forma amounts shown as follows:

                                                     THREE MONTHS ENDED     SIX MONTHS ENDED
                                                       JUNE 30, 2005         JUNE 30, 2005
Net loss as reported                                    $(1,526,346)          $(3,367,886)
Add: Stock-based employee compensation expense
      included in reported net loss                             ---                   ---
Deduct: Total stock-based employee compensation
      measured using the fair value method                 (314,383)             (613,187)
                                                          ---------             ---------
Pro forma net loss                                      $(1,840,729)          $(3,981,073)
                                                          =========             =========
Basic and diluted net loss per share - as reported      $     (1.56)          $     (3.54)
                                                          =========             =========
Basic and diluted net loss per share - pro forma        $     (1.88)          $     (4.18)
                                                          =========             =========

     Stock option activity for the six months ended June 30, 2006 was as follows:

                                                        WEIGHTED           WEIGHTED       AGGREGATE
                                       NUMBER OF         AVERAGE           AVERAGE        INTRINSIC
                                        OPTIONS      EXERCISE PRICE     REMAINING LIFE      VALUE
Outstanding, December 31, 2005            108.600       $132.24
    Granted                               945,000       $  1.62
    Exercised                                 ---           ---
    Canceled or Expired                  (32,670)
                                      -----------        -------            ----           ---------
Outstanding, June 30, 2006             1,020,930        $  11.80            6.01          $1,655,515
                                      ==========         =======            ====           =========
Exercisable, June 30, 2006                382,593       $  27.76            6.01          $  937,213
                                      ===========        =======            ====           =========

(3)  COMMITMENTS AND CONTINGENCIES

     LEASE COMMITMENTS- In accordance with certain capital lease contracts, in the event that they are terminated early, approximately $156,000 would be owed as early termination payments.

(4)  BASIC AND DILUTED INCOME OR (LOSS) PER SHARE

     The following is a reconciliation of net income (loss) and weighted average common shares outstanding for purposes of calculating basic and diluted income (loss) per share:

                                                   THREE MONTHS ENDED JUNE 30,   SIX MONTHS ENDED JUNE 30,
                                                   ---------------------------   -------------------------
                                                    2006              2005         2006              2005
                                                    ----              ----         ----              ----

Basic income (loss) per common share
   computation:
   Numerator:
Net income (loss) used for basic income
   (loss) per common share                       $3,693,748      $(1,526,346)  $1,801,337  $(3,367,886)
                                                  =========        =========    =========    =========
  Denominator:
Weighted average shares used for basic
  income (loss) per common share                  1,089,441           977,478   1,043,969       951,291
                                                  =========        ==========   =========     =========

   Basic income (loss) per common share          $     3.39      $      (1.56) $     1.73  $      (3.54)
                                                  =========       ===========   =========     =========


 Diluted income (loss) per common share
   computation:
   Numerator:
 Net income (loss) used for basic income
   (loss) per common share                       $3,693,748      $(1,526,346)  $1,801,337   $(3,367,886)
 Dividend on convertible preferred                      ---              ---      345,076           ---
                                                  ---------        ---------    ---------     ---------
 Net income (loss) used for diluted income
   (loss) per common share                       $3,693,748      $(1,526,346)  $2,146,413   $(3,367,886)
                                                  =========        =========    =========     =========
    Denominator:
 Weighted average shares used for basic
   income (loss) per common share                 1,089,441          977,478    1,043,969       951,291
 Effect of dilutive securities:
 Convertible preferred stock and warrants               ---              ---    6,633,422           ---
                                                  ---------        ---------    ---------     ---------

 Weighted average shares used for diluted
   income (loss) per common share                 1,089,441          977,478    7,677,391       951,291
                                                  =========        =========    =========     =========

 Diluted income (loss) per common share          $     3.39      $     (1.56)  $      .28   $     (3.54)
                                                  =========        =========    =========     =========

     Potential common shares are not included in the per share calculations for diluted loss per share, because the effect of their inclusion would be anti-dilutive. Anti-dilutive potential shares not included in per share calculations for the three and six months ended June 30, 2005 were 205,107 and 170,699, respectively. Dilutive shares not included in the income per share calculation for the three month period ended June 30, 2006 were 17,603,385. These shares were not included as the closing average price of the Company's common shares for the three months ended June 30, 2006 was below the conversion and exercise price of the preferred stock, warrants and options.

5    STOCKHOLDERS' EQUITY

     AUTHORIZED CAPITAL STOCK - Authorized capital stock consists of 100,000,000 shares of $.01 par value common stock of which 1,358,242 shares are issued

     (1,357,713 are outstanding) and 17,603,385 are reserved for issuance upon exercise of common stock options and warrants and conversion of Series C Cumulative Convertible Preferred Stock at June 30, 2006. Authorized preferred stock totals 6,000,000 shares, of which 500,000 shares have been designated Series A Preferred Stock, 600,000 shares have been designated Series B Preferred Stock and 1,500 shares have been designated Series C Cumulative Convertible Preferred Stock (823.95 shares were outstanding at June 30, 2006). The Series C Preferred Stock has a liquidation value of $10,000 per share, is entitled to a dividend of 10% per annum, payable in cash or shares of our common stock at our option, which dividend rate is subject to increase to 14% upon the occurrence of certain events. The Series C Preferred Stock is redeemable at the holder's election in the event the Company fails or refuses to convert any shares of Series C Preferred Stock in accordance with the terms of the Certificate of Designation, Rights and Preferences of the Series C Preferred Stock. The number of shares of common stock into which each share of Series C Preferred Stock is convertible is determined by dividing the liquidation value per share plus all accrued and unpaid dividends thereon by $1.05.

     During 1998, the Company's Board of Directors authorized the repurchase of up to 23,809 shares of common stock at market price. The Company repurchased no shares in 2003, 2004 and 2005. At June 30, 2006, 529 repurchased shares remain available for future use and 16,180 shares are available to be repurchased.

     STOCK SALES - In September 2003, the Company sold 108,420 shares of common stock and warrants to purchase 21,684 shares of common stock to primarily institutional investors. Gross proceeds were $3,246,000 ($2,971,505 net of issuance costs) and were allocated between the common stock and the warrants based on the relative fair value of the warrants and common stock. In March 2004, the Company sold 128,619 shares of common stock and warrants to purchase 25,723 shares of common stock to primarily institutional investors. Gross proceeds were $7,292,700 ($6,681,274 net of issuance costs) and were allocated between the common stock and the warrants based on the relative fair value of the warrants and common stock. In April 2005, the Company sold approximately 65,040 shares of common stock and warrants to purchase 32,520 shares of common stock to institutional investors and to certain executive officers and directors of the Company. Gross proceeds were $815,000 ($601,342 net of cash issuance costs) and were allocated between the common stock and the warrants based on the relative fair value of the warrants and common stock. In December 2005, the Company sold 250 shares of Series C Cumulative Convertible Preferred Stock and warrants to purchase 2,380,951 shares of common stock to institutional investors. Gross proceeds were $2,500,000 ($2,125,943 net of cash issuance costs) and were allocated between the Series C Cumulative Convertible Preferred Stock and the warrants based on the fair value of the warrants. In February 2006, the Company sold 575.5 shares of Series C Cumulative Convertible Preferred Stock and warrants to purchase 5,480,961 shares of common stock to institutional investors. Gross proceeds were $5,755,000 ($5,186,908 net of cash issuance costs) and were allocated between the Series C Cumulative Convertible Preferred Stock and the warrants based on the fair value of the warrants.

     WARRANTS - On February 13, 2006, the Company closed a private placement in which institutional investors received six-year warrants to purchase

     5,480,961 shares of the Company's common stock at an exercise price of $1.26 per share. As of June 30, 2006, none of these $1.26 investor warrants had been exercised. The placement agent in the transaction received a warrant to purchase approximately 548,095 shares of common stock at a purchase price of $1.05 for a period of six years. As of June 30, 2006, none of these $1.05 placement agent warrants had been exercised. On December 23, 2005, the Company closed a private placement in which institutional investors received warrants to purchase 2,380,951 shares of common stock at an exercise price of $1.26 per share for a period of six years. As of June 30, 2006, none of these $1.26 investor warrants had been exercised. The designees of the placement agent in this transaction received warrants to purchase approximately 238,095 shares of common stock at a purchase price of $1.05 for a period of five years. As of June 30, 2006, none of the $1.05 placement agent warrants had been exercised. In accordance with EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock," the investor warrants are included as a liability and valued at fair market value until the Company meets the criteria under EITF 00-19 for permanent equity. The Company valued the investor warrants at $2,152,308 on June 30, 2006 using the Black-Scholes method with the following assumptions: a risk-free interest rate of 4.82%, volatility of 100%, and a dividend yield of 0%.

     On April 19, 2005, the Company closed a private placement in which institutional investors and certain executive officers and directors of the Company received warrants to purchase approximately 32,520 shares of common stock for a period of five years. The exercise price of the warrants is $14.70 per share for the institutional investors and $21.84 for the participating executive officers and directors. As of June 30, 2006, approximately 6,012 of the $14.70 warrants issued to the institutional investors had been exercised and none of the $21.84 warrants issued to participating executive officers and directors had been exercised. The placement agent in this transaction received a warrant to purchase approximately 1,190 shares of common stock at a purchase price of $14.70 for a period of five years. As of June 30, 2006, none of the $14.70 warrants issued to the placement agent had been exercised.

     During 2004, the Company conducted a private placement in which primarily institutional investors received warrants to purchase an aggregate of 25,723 shares of common stock at a purchase price of $87.78 per share for a period of five years. As of June 30, 2006, none of the $87.78 warrants had been exercised.

     During 2003, the Company conducted a private placement in which primarily institutional investors received warrants to purchase an aggregate of 21,684 shares of common stock at a purchase price of $49.266 per share for a period of three years. As of June 30, 2006, 9,011 of the $49.266 warrants issued to the institutional investors had been exercised. The placement agent in this transaction received a warrant to purchase 3,571 shares of common stock at a purchase price of $49.266 for a period of three years. As of June 30, 2006, none of the $49.266 warrants issued to the placement agent had been exercised.

     During 2001, institutional investors received warrants to purchase an aggregate of 7,457 shares of common stock at a purchase price of $277.62 per share expiring in five years in connection with a private placement.

     The warrants are callable by the Company if the closing price of the stock is higher than $755.58 for 15 consecutive trading days at any time before expiration. As a result of subsequent financing transactions, the exercise price of these warrants has been adjusted to $277.62 in accordance with the terms of the warrants. As of June 30, 2006, none of these warrants had been exercised.

     STOCK OPTION PLANS - The Company has two stock option plans, the 1994 Equity Incentive Plan (1994 Plan) and the 2001 Incentive Plan (the 2001
     Plan).

     Under the terms of the 1994 Plan, the Company may no longer award any options. All options previously granted under the 1994 Plan may be exercised at any time up to ten years from the date of award. During the six-month period ended June 30, 2006, no options were granted or exercised and 17,542 options were cancelled under the 1994 Plan.

     Under the terms of the 2001 Plan, the Company may grant options to purchase up to a maximum of 1,373,809 shares of common stock to certain employees, directors and consultants. During the six months ended June 30, 2006, no options were granted or exercised and 15,128 options were cancelled under the 2001 Plan.

     STOCK AND STOCK OPTION ISSUANCES OUTSIDE THE STOCK OPTION PLANS - During the six months ended June 30, 2006, options to purchase an aggregate of 945,000 shares of common stock were granted to executive officers and directors of the Company. One third of the options vested on the date of grant and the remaining options vest over a two year period with an exercise price of $1.62.

     During the six months ended June 30, 2006, 75,000 shares of restricted stock were granted to Robert J. DeLuccia, the Company's Chief Executive Officer. The restricted stock vests if and when the Company's common stock trades at or above $4.00 per share for thirty consecutive trading days.

(6)  COMPREHENSIVE LOSS

     Comprehensive loss is equal to the Company's net loss for the six months ended June 30, 2006 and 2005.

PART II - OTHER INFORMATION

ITEM 6.  EXHIBITS.

The following is a list of exhibits to this Quarterly Report on Form 10-Q:

         3.1 Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2005 (File No. 0-13634).

         3.2 Amended and Restated By-Laws of the Company, incorporated by reference to Exhibit 5 to the Company's Current Report on Form 8-K dated August 13, 1999 (File No. 0-13634).

         10.1 Sublease, dated as of May 23, 2006, by and between MacroChem Corporation and Lincoln Technologies, Inc., incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated July 25, 2006 (File No. 0-13634).

         31.1 Certification of Principal Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

         31.2 Certification of Principal Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

         32.1 Certification of Principal Executive Officer Pursuant to Section 1350, Chapter 63 of Title 18, United States Code, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

         32.2 Certification of Principal Financial Officer Pursuant to Section 1350, Chapter 63 of Title 18, United States Code, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           MACROCHEM CORPORATION
                           (Registrant)



August 25, 2006            /S/  ROBERT J. DELUCCIA
                           ------------------------------------
                           Robert J. DeLuccia
                           President and Chief Executive Officer
                           (Principal Executive Officer)

                           /S/  BERNARD R. PATRIACCA
                           -------------------------------------
                           Bernard R. Patriacca
                           Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

                                  EXHIBIT INDEX


The following is a list of exhibits to this Quarterly Report on Form 10-Q:

         3.1 Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2005 (File No. 0-13634).

         3.2 Amended and Restated By-Laws of the Company, incorporated by reference to Exhibit 5 to the Company's Current Report on Form 8-K dated August 13, 1999 (File No. 0-13634).

         10.1 Sublease, dated as of May 23, 2006, by and between MacroChem Corporation and Lincoln Technologies, Inc., incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated July 25, 2006 (File No. 0-13634).

         31.1 Certification of Principal Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

         31.2 Certification of Principal Financial Officer Pursuant to
         Section 302 of the Sarbanes-Oxley Act of 2002.

         32.1 Certification of Principal Executive Officer Pursuant to Section 1350, Chapter 63 of Title 18, United States Code, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

         32.2 Certification of Principal Financial Officer Pursuant to Section 1350, Chapter 63 of Title 18, United States Code, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

                                                                   EXHIBIT 31.1

                            CERTIFICATION PURSUANT TO
                  SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002


CERTIFICATIONS

I, Robert J. DeLuccia, certify that:

1.       I have reviewed this quarterly report on Form 10-Q of MacroChem
         Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and we have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date:    AUGUST 25, 2006




                                           /S/ ROBERT J. DELUCCIA
                                           -------------------------------------
                                           Robert J. DeLuccia
                                           President and Chief Executive Officer

                                                                  EXHIBIT 31.2

                            CERTIFICATION PURSUANT TO
                  SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002


CERTIFICATIONS

I, Bernard R. Patriacca, certify that:

1.       I have reviewed this quarterly report on Form 10-Q of MacroChem
         Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and we have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date:    AUGUST 25, 2006




                                         /S/ BERNARD R. PATRIACCA
                                         ---------------------------------------
                                         Bernard R. Patriacca
                                         Vice President, Chief Financial Officer
                                         and Treasurer

                                                                    EXHIBIT 32.1


                            CERTIFICATION PURSUANT TO
            SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



Pursuant to Section 1350, Chapter 63 of Title 18, United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, as chief executive officer of MacroChem Corporation (the "Company"), does hereby certify that to the undersigned's knowledge:

1) the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2006 as filed with the Securities and Exchange Commission (the "FORM 10-Q") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) the information contained in the Company's Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                    /S/  ROBERT J. DELUCCIA
                                    --------------------------------------
                                    Robert J. DeLuccia
                                    President and Chief Executive Officer

Dated:    AUGUST 25, 2006



A signed original of this written statement required by Section 906 has been provided to MacroChem Corporation and will be retained by MacroChem Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

                                                                   EXHIBIT 32.2


                            CERTIFICATION PURSUANT TO
            SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



Pursuant to Section 1350, Chapter 63 of Title 18, United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, as chief financial officer of MacroChem Corporation (the "Company"), does hereby certify that to the undersigned's knowledge:

1) Company's Quarterly Report on Form 10-Q for the period ended June 30, 2006 as filed with the Securities and Exchange Commission (the "FORM 10-Q") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) the information contained in the Company's Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                         /S/  BERNARD R. PATRIACCA
                                         ---------------------------------------
                                         Bernard R. Patriacca
                                         Vice President, Chief Financial Officer
                                         and Treasurer


Dated:    AUGUST 25, 2006



A signed original of this written statement required by Section 906 has been provided to MacroChem Corporation and will be retained by MacroChem Corporation and furnished to the Securities and Exchange Commission or its staff upon request.